Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4000

Fax 215.981.4750

December 8, 2017

Aevi Genomic Medicine, Inc.

435 Devon Park Drive, Building 700

Wayne, Pennsylvania 19087

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Aevi Genomic Medicine, Inc., a Delaware corporation (the “Company”), in connection with the registration of a total of 26,176,126 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), consisting of (i) 22,222,222 shares of Common Stock (the “Shares”) and (ii) 3,953,904 shares of Common Stock issuable upon the exercise of warrants held by the selling stockholders (the “Warrant Shares”), that were issued to the selling stockholders pursuant to that certain Securities Purchase Agreement, dated as of August 9, 2017 (the “Purchase Agreement”), by and among the Company, the Children’s Hospital of Philadelphia Foundation, as the lead purchaser, and certain other institutional and accredited investors, on a registration statement on Form S-3 (the “Registration Statement”), filed on the date hereof, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

  In connection with this opinion, we have examined all such documents as we considered necessary to enable us to render this opinion, including but not limited to the Registration Statement, the Purchase Agreement, the Company’s Amended Restated Certificate of Incorporation, as amended, and the Company’s Third Amended and Restated By-laws, as amended, in each case in effect on the date hereof, as well as certain resolutions of the Board of Directors of the Company and such other corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Subject to the limitations set forth below, we have made such examination of laws and regulations as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to matters governed by the General Corporation Law of the State of Delaware and the internal laws of the State of New York, in each case without regard to conflict or choice of law principles and as applied by courts located in the particular jurisdiction, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

Based upon the foregoing, we are of the opinion that, as of the date hereof, (i) the Shares have been duly authorized and that the Shares issued in accordance with the terms of the Purchase Agreement, are, validly issued, fully paid and non-assessable and (ii) the Warrant Shares to be issued upon exercise of the warrants, when issued by the Company in accordance with the terms of the applicable warrant, will be validly issued, fully paid and non-assessable.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

Aevi Genomic Medicine, Inc.

December 8, 2017

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” included in the prospectus in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP